UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2019

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  855-979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of WPX Energy, Inc. (the “Company”) has appointed Clay M. Gaspar, the Company’s President and Chief Operating Officer, as a member of the Board, effective November 14, 2019. Mr. Gaspar will serve until the next Annual Meeting of Stockholders of the Company and until his successor is elected and qualified or until his earlier death, resignation or removal.

Mr. Gaspar has served as President and Chief Operating Officer since December 2017. From November 2015 until December 2017, he served as Senior Vice President and Chief Operating Officer, and from October 2014 until November 2015, he served as Senior Vice President of Operations and Resource Development. From July 2012 until October 2014, Mr. Gaspar served as Vice President – Mid-Continent for Newfield Exploration Company. Prior to joining Newfield, Mr. Gaspar spent 16 years with Anadarko Petroleum Corporation where he served as General Manager of Investor Relations from 2011-2012, General Manager, Business Advisor from 2009-2011 and General Manager, East Texas from 2007-2009. From 1996-2007, Mr. Gaspar served in various engineering and management positions at Anadarko. Mr. Gaspar started his career with Mewbourne Oil Company as a production and drilling engineer where he worked part-time as a student from 1991-1995 and then full-time from 1995-1996. He is a member of the Society of Petroleum Engineers and holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Master of Science degree in Petroleum and Geosciences Engineering from the University of Texas at Austin and is a Registered Professional Engineer in the state of Texas.

As an employee of the Company, Mr. Gaspar does not meet the independence requirements under the rules of the New York Stock Exchange and the Company’s independence standards and will not serve on any existing committees of the Board. There are no family relationships between Mr. Gaspar and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Gaspar and any other persons pursuant to which he was selected as a director. Mr. Gaspar has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. Mr. Gaspar will not receive any director compensation for serving on the Board.

A copy of the press release issued by the Company on November 14, 2019, which announces the appointment of Mr. Gaspar to the Board, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated November 14, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: November 14, 2019

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 14, 2019

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